SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6701 Koll Center Parkway Suite 120 Pleasanton, CA 94566
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (925) 223-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

On June 2, 2016, Natus Medical Incorporated (the “Company”) held its annual meeting of stockholders. At this meeting, James B. Hawkins and Robert A. Gunst were re-elected to serve on the Board of Directors for a three-year term until 2019. Additionally, shareholders ratified the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, provided advisory approval of the Company’s named executive officer compensation.

Proposal 1: Election of Directors

Nominee
	For	Against	Abstain	Broker Non-Votes
James B. Hawkins	25,910,812	1,320,573	7,039	3,984,304
Robert A. Gunst	26,237,720	993,107	7,597	3,984,304

Proposal 2: Ratification of KPMG as Auditors
	For	Against	Abstain
	31,167,568	23,436	31,724

Proposal 3: Advisory Approval of the Company’s Executive Compensation

	For	Against	Abstain	Broker Non-Votes
	25,569,547	1,543,030	125,847	3,984,304

No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: June 3, 2016	By:	/s/ Jonathan A. Kennedy
Jonathan A. Kennedy
Senior Vice President Finance & Chief Financial Officer